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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                AMENDMENT NO. 1
                                       TO

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       REMINGTON OIL AND GAS CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      75-2369148
         (State or other jurisdiction                         (I.R.S. Employer
      of incorporation of organization)                    Identification Number)

                               8201 PRESTON ROAD
                                   SUITE 600
                            DALLAS, TEXAS 75225-6211
         (Address, including zip code, of principal executive offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form
relates:           (if applicable).

     Securities to be registered pursuant to Section 12(b) of the Act:

                                                       NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
   ---------------------------------------             ------------------------------
   Common Stock, par value $0.01 per share             New York Stock Exchange, Inc.

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This amended registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Remington Oil and Gas Corporation, a Delaware corporation (the "Registrant"). The original Form 8-A is amended to reflect the listing of the Common Stock on the New York Stock Exchange, Inc. and the deletion of the Common Stock on the Nasdaq National Market System and the Pacific Exchange Inc. The description of the Common Stock to be registered hereunder set forth under the caption "Description of Remington Capital Stock" at page 45 of Amendment No. 3 of the Registration Statement on Form S-4, declared effective by the Commission on November 27, 1998, is incorporated herein by reference.

ITEM 2.  EXHIBITS

     1. Certificate of Amendment of Certificate of Incorporation of Remington Oil and Gas Corporation (Incorporated by Reference from the Registrant's Registration Statement on Form S-4 [file number 333-61513] filed with the Commission and effective on November 27, 1998).

     2. Restated By-Laws of Registrant (Incorporated by Reference from the Registrant's Form 10-K [file number 1-11516] for fiscal year ended December 31, 1998 filed with the Commission and effective on or about March 30, 1999).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          Remington Oil and Gas Corporation
                                          (Registrant)

                                          By:       /s/ JAMES A. WATT
                                            ------------------------------------
                                                       James A. Watt
                                               President and Chief Executive
                                                           Officer

Dated: June 19, 2002